                                                                       EXHIBIT 5


                              June 30, 1998


Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland  20817

Re:  (i)   Lockheed Martin Corporation Salaried Savings Plan
     (ii)  Lockheed Martin Corporation Performance Sharing Plan
     (iii) Lockheed Martin Corporation Operations Support Savings Plan

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers 7,710,001 shares of the common stock of Lockheed Martin Corporation (the "Corporation") as well as an indeterminate amount of related plan interests for use in connection with the plans delineated above, collectively the "Plans". The shares of common stock are allocated among the Plans as follows: (i) Lockheed Martin Corporation Salaried Savings Plan, 6,880,001 shares, (ii) Lockheed Martin Corporation Performance Sharing Plan, 805,000 shares, and (iii) Lockheed Martin Corporation Operations Support Savings Plan, 25,000 shares. The Plans contemplate that common stock may be treasury shares or authorized but unissued shares or may be acquired in the open market. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

     As Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion. Based upon that examination and review, I advise you that in my opinion:

     (i) the Corporation has been duly incorporated, is validly existing and is in good standing under the laws of the State of Maryland; and

     (ii) to the extent that the operation of the Plan results in the issuance of common stock of the Corporation, such shares of common stock have been duly and validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and non assessable.

Lockheed Martin Corporation
June 30, 1998
Page 2



     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              /s/ Stephen M. Piper

                              Stephen M. Piper
                              Associate General Counsel
                              Lockheed Martin Corporation

cc:  Frank H. Menaker, Jr.

                                      -12-